AZZ Inc. Announces Key Management Promotions

July 08, 2020 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced the promotions of Bryan Stovall to Chief Operating Officer of AZZ’s Metal Coatings Segment and David Nark to Senior Vice President of Strategic Marketing, Communications and Investor Relations.
Mr. Stovall joined AZZ in 1993 and held positions of increasing levels of responsibility as the business grew into the largest provider of hot dip galvanizing solutions in North America. Most recently, Mr. Stovall served as Senior Vice President and President of AZZ Galvanizing Solutions, managing AZZ’s network of 41 hot-dip galvanizing plants. In his new role, Mr. Stovall’s responsibilities will include the operational leadership of both the Galvanizing and Surface Technologies operating platforms throughout North America, and he will play a key strategic role on the executive team.

Mr. Nark joined AZZ in 2013 as Vice President of Marketing and Communications, and will now add Investor Relations to his job responsibilities. Mr. Nark will be responsible for improving AZZ’s overall communications, enhancing the Company’s strategic content, and building strong relationships with the investor community.

Tom Ferguson, Chief Executive Officer stated “I am pleased to announce the promotions of Bryan Stovall and David Nark. Both Bryan and David have achieved outstanding results in their respective roles at AZZ. Bryan is a proven results-driven leader and has been instrumental in overseeing the strategic growth and profitability of our Galvanizing Solutions business. I am confident that consolidating both Galvanizing and Surface Technologies under his leadership will result in a more successful Metal Coatings Segment in the years to come. Over the last seven years, David has successfully strengthened our marketing and communications capabilities and his experience will be advantageous in overseeing our investor relations program.”

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays ; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com